SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20594

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

December 14, 2006
Date of Report (Date of earliest event reported)

SECURED FINANCIAL NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-28457	86-0955239
(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1500, Ft. Lauderdale,	FL 33301
(Address of principal executive offices)	(Zip Code)

(954) 332-3793
Registrant’s telephone number, including area code

7951 SW 6th Street, Suite 210, Plantation, FL 33024
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

    Item 4.01. Changes in Registrant's Certifying Accountant

(a) Engagement of New Independent Auditors

On December 14, 2006, we engaged Sherb & Co., LLC (“Sherb”) as our new principal independent accountants with the approval of our Board of Directors. Accordingly, on December 14, 2006, Moore & Associates, Chartered Accountants (“Moore”), resigned as our independent accountants. has acted as our principal independent accountant since March 7, 2006.

During our recent fiscal year ended December 31, 2005, and the subsequent interim period through December 14, the date of Moore’s resignation and the date of Sherb’s appointment, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

In connection with the fiscal year ended December 31, 2005 and the subsequent interim period through December 14, 2006, Sherb was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal year ended December 31, 2005 and the subsequent interim period through December 14, 2006, preceding the change in accountants, Sherb did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

    Item 9.01 - Financial Statements and Exhibits

(a) Financial statement
    None

(b ) Exhibits

    16.1 - Letter of Resignation of  Moore & Associates, Chartered Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURED FINANCIAL NETWORK, INC. (Registrant)

Date: December 14, 2006	By:	/s/ Michael E. Fasci
Michael E. Fasci
Title: Chief Financial Officer